UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2017

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2017, the Company held its annual meeting of stockholders. At the meeting, stockholders took the following actions:

•	elected ten directors for one-year terms ending at the 2018 annual meeting of stockholders (Proposal 1); and

•	ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2017 (Proposal 2).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors.

NOMINEES	FOR	AGAINST	ABSTAIN
Stan A. Askren	123,772,098	16,089,577	98,607
Lawrence E. Dewey	136,823,114	2,278,984	858,184
David C. Everitt	139,312,265	538,399	109,618
Alvaro Garcia-Tunon	139,351,109	510,366	98,807
William R. Harker	139,551,926	309,538	98,818
Richard P. Lavin	139,649,642	201,032	109,608
Thomas W. Rabaut	137,055,334	2,806,307	98,641
Francis Raborn	139,210,997	341,677	407,608
Richard V. Reynolds	139,341,962	519,671	98,649
James A. Star	139,329,957	321,431	308,894

Proposal 2 – Ratification of Appointment of PwC.

FOR	AGAINST	ABSTAIN
142,202,881	20,687	96,894

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.
Date: May 17, 2017

	By:	/s/ Eric C. Scroggins
Name: Eric C. Scroggins
Title: Vice President, General Counsel and Secretary